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                                                                     EXHIBIT 3.5


      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                 (FOR BUREAU USE ONLY)
 MAR 27 1997
                                                   FILED
                                                MAR 27 1997
                                               Administrator
                                 MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                               CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

Name:  Mark C. Larson

Address:  Dykema Gossett PLLC
          400 Renaissance Center

City         State      Zip Code
Detroit,    Michigan    48243                      EFFECTIVE DATE

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE


                     ARTICLES OF ORGANIZATION    L  C     -
                FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES


                  Pursuant to the provisions of Act 23, Public Acts of
             1993, the undersigned execute the following Articles:

                                   ARTICLE I

                  The name of the limited liability company is Key
             Mexico B, L.L.C.


                                   ARTICLE II

                  The purpose or purposes for which the limited
             liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.


                                  ARTICLE III

                   The duration of the limited liability company is
              December 31, 2035 unless terminated earlier pursuant to statute or an operating agreement.

SEAL APPEARS ONLY ON ORIGINAL

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                                   ARTICLE IV

        The address of the registered office and the mailing address is 21333 Haggerty Road, Suite 200, Novi, Michigan 48375. The name of the registered agent at the registered office is David C. Benoit.

        The undersigned are two of the members of the limited liability company and they signed these Articles on March 20, 1997.


                                        KEY PLASTICS TECHNOLOGY, L.L.C.,
                                          Member


                                   By:  David C. Benoit
                                        --------------------------
                                        David C. Benoit
                                  Its:  Member



                                        KEY PLASTICS INC., Member


                                   By:  David C. Benoit
                                        --------------------------
                                        David C. Benoit
                                  Its:  Chief Executive Officer


These Articles were prepared by

        Mark C. Larson
        Dykema Gossett PLLC
        400 Renaissance Center
        Detroit, Michigan 48243
        (313) 568-6582


Name of Person or Organization Remitting Fees:

Dykema Gossett PLLC

MCL:2618


SEAL APPEARS ONLY ON ORIGINAL

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